Item 77C

On July 19, 2011, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused Equity Strategy Portfolio would transfer all of its assets to the Focused Multi-Asset Strategy Portfolio, also a series of the Fund, in exchange solely for the assumption of the Focused Equity Strategy Portfolio's liabilities by the Focused Multi-Asset Strategy Portfolio and Class A,
Class B, Class C and Class I shares of the Focused Multi-Asset Strategy Portfolio, which shares will be distributed by the Focused Equity Strategy Portfolio to the holders of its shares in complete liquidation thereof.
The voting results of this Special Meeting were as follows:
FOR	 	AGAINST	 	ABSTAIN
6,238,532	 199,649	1,040,809

On July 19, 2011, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused Fixed Income Strategy Portfolio would transfer all of its assets to the Focused Balanced Strategy Portfolio, also a series of the Fund, in exchange solely for the assumption of the Focused Fixed Income Strategy Portfolio's liabilities by the Focused Balanced Strategy Portfolio and
Class A, Class B and Class C shares of the Focused Balanced Strategy Portfolio, which shares will be distributed by the Focused Fixed Income Strategy Portfolio to the holders of its shares in complete liquidation thereof.
The voting results of this Special Meeting were as follows:
FOR	 	AGAINST	 	ABSTAIN
 498,167	 35,051	 	190,869

On July 19, 2011, a Special Meeting of Shareholders was held to consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the Focused Fixed Income and Equity Strategy Portfolio would transfer all of its assets to the Focused Balanced Strategy Portfolio, also a series of the Fund, in exchange solely for the assumption of the Focused Fixed Income and Equity Strategy Portfolio's liabilities by the Focused Balanced Strategy Portfolio and Class A, Class B and Class C shares of the Focused Balanced Strategy Portfolio, which shares will be distributed by the Focused Fixed Income and Equity Strategy Portfolio to the holders of its shares in complete liquidation thereof.
The voting results of this Special Meeting were as follows:
FOR	 	AGAINST	 	ABSTAIN
 807,001	91,835	  	223,030